Exhibit 10.4

Power of Attorney

Beijing Qibutianxia Technology Co., Ltd., a limited liability company formally established and validly existing in accordance with laws of the People’s Republic of China (“China”) with the Unified Social Credit Code of 91110106796743693W (the “Authorizer”), issue this Power of Attorney on [Execution Date].

WHEREAS:

(1)                    The Authorizer holds 100% of the equity of [Name of VIE] (the “Company”);

(2)                    A series of agreements, including the Exclusive Option Agreement, the Equity Interest Pledge Agreement and the Exclusive Consultation and Service Agreement, have been concluded by and between the Authorizer, Shanghai Qiyue Information Technology Co., Ltd. (the “WFOE”) and the Company.

(3)                    In order to ensure that the Company can operate continuously and normally and that the Company and the Authorizer fulfill their obligations under the above agreements, WFOE requires the shareholders of the Company to authorize WFOE as its Agent to exercise on its behalf all the rights the Authorizer enjoys in respect of the Company’s equity held, and the Authorizer agrees to grant such authorization to WFOE.

THEREFORE, the Authorizer hereby irrevocably selects, entrusts and appoints WFOE or its designated person (collectively referred to as the “Agent”, including legal and natural persons) during the validity period of this Power of Attorney to, on behalf of the Authorizer, exercise all rights enjoyed with respect to the Company equity held by the Authorizer under relevant laws and regulations and the Articles of Association of the Company, including but not limited to the following rights (collectively referred to as “Shareholder Rights”), and the Agent agrees to accept the above authorization:

(a)                   Propose to convene, convene and participate in the Company’s shareholders’ meetings;

(b)                   Receive any notice regarding the convening of the shareholders’ meetings and relevant meeting procedures;

(c)                    Sign and deliver any written resolution in the name of the Authorizer or on behalf of the Authorizer in the capacity of a shareholder;

(d)                   Vote in person or by proxy on any matter discussed in the shareholders’ meeting (including but not limited to the sale, transfer, mortgage, pledge or disposal of any or all of the Company’s assets);

(e)                    Sell, transfer, pledge or otherwise dispose of any or all of the Authorizer’s shares in the Company;

(f)                     Nominate, elect, appoint or remove any director, general manager, chief financial officer and other senior officers of the Company;

(g)                    Supervise the Company’s operating performance, approve the Company’s annual budget or announcing dividends, and consult the Company’s financial information at any time;

(h)                   Bring a lawsuit or take other legal actions against any director or senior officers whose acts have damaged the interests of the Company or the Company’s shareholders;

(i)                       Make decisions in the capacity of a shareholder; and

(j)                      Any other rights granted to shareholders by the Articles of Association of the Company or relevant laws and regulations.

The Authorizer further agrees and undertakes that:

(a)                  The Authorizer hereby authorizes the Agent to exercise the shareholders’ rights at its absolute discretion without any oral or written instruction from the Authorizer. Moreover, without prior written consent of WFOE, the Authorizer shall not exercise any shareholders’ rights.

(b)                  WFOE is entitled to appoint one or more alternative candidates at its sole discretion to exercise any or all of the rights of the Agent under this Power of Attorney, it also has the right to revoke the appointment of such alternative candidates at its sole discretion.

(c)                   If the equity held by the Authorizer in the Company increases, whether or not through the transfer of equity or the increase of registered capital, any equity acquired by the Authorizer as a result of a transfer of equity or an increase of the capital shall be subject to the Power of Attorney, and the Agent is entitled to exercise the said shareholders’ rights on behalf of the Authorizer with respect to any equity acquired by transfer or equity or increase of capital; similarly, if anyone takes ownership of the Company’s equity, whether through voluntary transfer, legal transfer, forced auction or any other means, all such equity of the Company shall still be subject to this Power of Attorney, and the Agent has the right to continue exercising the said shareholders’ rights with respect to such equity.

(d)                  For the avoidance of doubt, if the Authorizer needs to transfer its equity to WFOE or its affiliates in accordance with the Exclusive Consultation and Service Agreement and the Equity Interest Pledge Agreement (including any subsequent amendment or supplementary agreement thereof) signed with WFOE, the Agent is entitled to sign the equity transfer agreement and other relevant agreements on behalf of the Authorizer and fulfill all the shareholders’ obligations under the Exclusive Consultation and Service Agreement and the Equity Interest Pledge Agreement. At the request of WFOE, the Authorizer shall sign any document, affix the official seal and/or seal, and take any other necessary action to complete the said equity transfer. The Authorizer shall ensure the completion of such equity transfer and urge any assignee and WFOE to sign a power of attorney with the content substantially identical to that hereof; and

(e)                   WFOE may, any time at its discretion, notify and require in writing the Authorizer to re-sign a power of attorney with the content substantially identical to that hereof, authorize its designated person to act as its Agent and to exercise on its behalf all the rights enjoyed by it regarding the Company equity held under relevant laws and regulations and the Articles of Association of the Company.

This Power of Attorney has been officially signed by the Authorizer. It shall come into force as of the date of signature indicated herein and shall remain in force during the existing period of the Company. Without prior written consent of WFOE, the Authorizer shall not terminate or amend this Power of Attorney or revoke the authorization granted to the Agent. This Power of Attorney shall have the same binding force on the successor, inheritor and assignee of the Authorizer.

[No body text below]

[Signature Page Only]

Authorizer: Beijing Qibutianxia Technology Co., Ltd. (Seal)

Company seal: /s/ Beijing Qibutianxia Technology Co., Ltd.

Signature of Legal (or Authorized) Representative:	/s/ LIU Wei
LIU Wei

[Signature Page Only]

Agent: Shanghai Qiyue Information Technology Co., Ltd. (Seal)

Company seal: /s/ Shanghai Qiyue Information Technology Co., Ltd.

Signature of Legal (or Authorized) Representative:	/s/ WU Haisheng
WU Haisheng

Schedule of Material Differences

Beijing Qibutianxia Technology Co., Ltd. and Shanghai Qiyue Information Technology Co., Ltd. entered into Powers of Attorney regarding three VIEs of the Registrant using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE	Execution Date
1	Shanghai Qiyu Information Technology Co., Ltd.	September 10, 2018
2	Fuzhou 360 Online Microcredit Co., Ltd.	September 10, 2018
3	Fuzhou 360 Financing Guarantee Co., Ltd.	September 10, 2018